As filed with the Securities and Exchange Commission on June 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUCID DIAGNOSTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

3841

(Primary Standard Industrial Classification Code Number)

Delaware	82-5488042
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Grand Central Place, Suite 4600

New York, New York 10165

(212) 949-4319

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

One Grand Central Place,

Suite 4600

New York, New York 10165

(212) 949-4319

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David Alan Miller

Eric Schwartz

Graubard Miller

405 Lexington Avenue 11th Floor

New York, New York 10174

(212) 818-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 16, 2022

LUCID DIAGNOSTICS INC.

15,000,000 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time by CF Principal Investments LLC (“Cantor” or the “Holder”) of up to 15,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), that may be issued by us to the Holder pursuant to a common stock purchase agreement, dated as of March 28, 2022, by and between us and the Holder (the “Purchase Agreement”) establishing a committed equity facility (the “Facility”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the Holder. However, we may receive up to $50.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of shares of Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. In connection with the execution of the Purchase Agreement, the Company paid Cantor $1,000,000 as consideration for its irrevocable commitment to purchase the shares upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. In addition, pursuant to the Purchase Agreement, the Company agreed to reimburse Cantor for certain of its expenses.

The Holder may offer, sell or distribute all or a portion of the shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Holder. The Holder is an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and any profit on sale of the shares by it and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Although the Holder is obligated (subject to certain conditions) to purchase shares of our Common Stock under the terms of the Purchase Agreement to extent we choose to sell such shares to them, there can be no assurances that the Holder will sell any or all of the shares purchased under the Purchase Agreement pursuant to this prospectus. The Holder will bear all commissions and discounts, if any, attributable to its sale of shares. We will also engage to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Holder. See “Plan of Distribution (Conflict of Interest)” beginning on page 17.

Our common stock is listed on the Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LUCD.” On June 15, 2022, the last reported sale price of our Common Stock was $1.80 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, in any amendment or supplements to this prospectus and in our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Holder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Holder of the securities offered by them described in this prospectus. However, we may receive up to $50.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of shares of our common stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus.

Neither we nor the Holder have authorized anyone to provide you with any information other than that provided in this prospectus, as well as any information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Holder can provide any assurance as to the reliability of any other information that others may give you. Neither we nor the Holder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Lucid,” “we,” “us,” “our” and similar terms refer to Lucid Diagnostics Inc., a Delaware corporation, and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus, including Lucid Diagnostics™, EsoGuard®, EsoCheck® and Collect+Protect™. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future, such as:

●	our expectations regarding our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and
●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors,” as well as the following:

●	our limited operating history;
●	our ability to generate revenue;
●	the ability of our products to achieve regulatory approval and market acceptance;
●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
●	our ability to obtain additional financing when and if needed;
●	our ability to protect our intellectual property rights;
●	our ability to manage growth and integrate acquired operations;
●	the liquidity and trading of our securities; and
●	regulatory or operational risks.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Overview of the Company

We are a commercial-stage medical diagnostics technology company focused on the millions of patients with gastroesophageal reflux disease (“GERD”), also known as chronic heartburn, acid reflux or simply reflux, who are at risk of developing esophageal precancer and cancer, specifically highly lethal esophageal adenocarcinoma (“EAC”).

We believe that our lead products, the EsoGuard® Esophageal DNA Test performed on samples collected with the EsoCheck® Esophageal Cell Collection Device, constitute the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent EAC deaths, through early detection of esophageal precancer in at-risk GERD patients. The technologies were highlighted in the NCI’s Annual Plan and Budget Proposal for FY2020 to Congress as one of the year’s significant advances in cancer prevention. We believe EsoGuard could have as great an impact in preventing EAC deaths as widespread Pap test screening has had in preventing cervical cancer deaths.

We were formed in May 2018 as a subsidiary of our parent company, PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), to license the technologies underlying EsoGuard and EsoCheck from Case Western Reserve University (“CWRU”). For a description of the license agreement with CWRU, as amended to date (the “License Agreement”), please refer to Item 1, “Business—License Agreement,” in our annual report on Form 10-K, which is incorporated herein by reference. Since our inception we have been managed pursuant to a management services agreement with PAVmed and, prior to our initial public offering, we financed our operations through working capital advances from PAVmed. For a description of our relationship with PAVmed, please refer to “Certain Relationships and Related Transactions” in our definitive proxy statement on Schedule 14A, which is incorporated herein by reference.

In just over three years from our inception, we advanced the technologies underlying EsoGuard and EsoCheck from the academic research laboratory to commercial products within a scalable business model. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (“LDT”) and was granted final Medicare payment determination of $1,938.01, effective January 1, 2021. EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and will be the subject of multiple clinical trials to support reimbursement from third party payors and additional regulatory approvals. In March 2022, the American College of Gastroenterology updated its clinical guidelines supporting esophageal precancer screening to prevent highly lethal EAC utilizing EsoGuard DNA Test on samples collected with EsoCheck Cell Collection Device.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain disclosure and other obligations that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), being able to take advantage of reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reduced disclosure and other obligations until we are no longer an emerging growth company.

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In addition, Section 107 of the Jumpstart Our Business Startups Act (the “JOBS Act”) provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the “Securities Act,” for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised financial accounting standards.

We may remain an emerging growth company for up to five years, although we will lose that status as of the last day of the fiscal year in which we have more than $1.07 billion of revenues, have more than $700.0 million in market value of our common stock held by non-affiliates (assessed as of the most recently completed second quarter), or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Risks Factor Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary and in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy and to become profitable.

●	Since we have a limited operating history, and have not generated any significant revenues to date, you will have little basis upon which to evaluate our ability to achieve our business objective.
●	If private or governmental third-party payors do not maintain reimbursement for our products at adequate reimbursement rates, we may be unable to successfully commercialize our products which would limit or slow our revenue generation and likely have a material adverse effect on our business.
●	Compliance with the HIPAA security, privacy and breach notification regulations may increase our costs.
●	We have incurred operating losses since our inception and may not be able to achieve profitability.
●	We expect to initially derive substantially all our revenues from the EsoGuard and EsoCheck products.
●	We are highly dependent on the License Agreement, the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.
●	Our ability to commercialize EsoGuard, or any other IVD that we may develop, license, or acquire, as LDTs without FDA approval, is entirely dependent on ongoing FDA continuing to exercise enforcement discretion with regard to requiring premarket review of LDTs.
●	Our products may never achieve market acceptance.
●	We may not be able to protect or enforce the intellectual property rights for the technology used in, or expected to be used in, our products, which could impair our competitive position.
●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.
●	The markets in which we operate are attractive and other companies or institutions may develop and market novel or improved technologies, which may make the EsoGuard or EsoCheck technologies less competitive or obsolete.
●	If we fail to maintain CLIA-certification of our laboratory or otherwise meet the applicable requirements of federal or state law regulating clinical laboratories, that failure could limit or prevent our ability to perform our EsoGuard test, or any other tests which we may develop, license or acquire, affect any payor consideration of such tests, prevent their clearance or approval entirely, and/or interrupt the commercial sale and/or marketing of any such tests, cause us to incur significant expense to remedy this failure and otherwise negatively impact our business.
●	EsoGuard, or any other IVD without FDA approval we may develop, license, or acquire and market as an LDT, may not be jointly marketed as a combined product with EsoCheck without first securing FDA approval of the combined product as an IVD.
●	Clinical trials necessary to support reimbursement from third party payors and/or regulatory submission will be expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials will prevent us from expanding our commercial efforts and will adversely affect our business, operating results and prospects.
●	PAVmed, our management, our initial stockholders and their respective affiliates control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
●	Certain conflicts of interest may arise between us and our officers, directors, and affiliated companies, including PAVmed, and in some cases we have waived certain rights with respect thereto.
●	We may need substantial additional funding and may be unable to raise such capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

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●	Our internal computer systems, or those used by our third-party research institution collaborators, vendors or other contractors or consultants, may suffer security breaches.
●	Our business may be adversely affected by health epidemics and or pandemics, including the COVID-19 pandemic.

Channels for Disclosure of Information

Investors, the media and others should note that, following the completion of this offering, we intend to announce material information to the public through filings with the SEC, the investor relations page on our website, press releases and public conference calls and webcasts.

The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Corporate Information

Our executive offices are located at One Grand Central Place, Suite 4600, New York, NY 10165, and our telephone number is (212) 949-4319. Our corporate website is www.luciddx.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

On October 6, 2021, we filed an amendment to our certificate of incorporation, which effected, among other things, a 1.411-for-1 stock split with respect to our common stock. All share and per share information in this prospectus is presented on a post-stock split basis.

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THE OFFERING

Issuer	Lucid Diagnostics Inc.

Shares of Common Stock Offered by the Holder	Up to 15,000,000 shares, consisting of shares that we may elect, in our sole discretion, to issue and sell to Cantor, from time to time from and after the Commencement Date (as defined in “Committed Equity Facility” below) under the Purchase Agreement.

Use of Proceeds	We will not receive any proceeds from any sale of shares of our common stock by the Holder. However, we may receive up to $50.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of shares of our common stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. We intend to use any proceeds from the Facility for working capital and general corporate purposes. See “Use of Proceeds.”

Conflict of Interest	Cantor is an affiliate of Cantor Fitzgerald & Co. (“CF&CO”) a FINRA member. CF&CO is expected to act as an executing broker for the sale of the shares of our common stock sold by Cantor pursuant to the Committed Equity Financing. See “Plan of Distribution (Conflict of Interest).”

The receipt by Cantor of all the proceeds from sales of shares of our common stock to the public made through CF&CO results in a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, such sales will be conducted in compliance with FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by FINRA participate in the preparation of the registration statement and exercise the usual standard of “due diligence” with respect to such document. We have engaged , to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. Cantor has agreed to pay a fee of $ upon the completion of this offering in consideration for its services and expenses as the qualified independent underwriter. will receive no other compensation. See “Plan of Distribution (Conflict of Interest).”

Risk Factors	See “Risk Factors” and the other information included and incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

Market for Common Stock	Our common stock is currently traded on the Nasdaq Global Market under the symbol “LUCD.”

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RISK FACTORS

Our business involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference in this prospectus, including the information in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to the Committed Equity Financing

It is not possible to predict the actual number of shares of Common Stock, if any, we will sell under the Purchase Agreement to Cantor, or the actual gross proceeds resulting from those sales.

On March 28, 2022, we entered into the Purchase Agreement with Cantor, pursuant to which Cantor has committed to purchase up to $50.0 million shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of Common Stock that may be issued under the Purchase Agreement may be sold by us to Cantor at our discretion from time to time until the first day of the month next following the 36-month period commencing on the date of this prospectus.

We generally have the right to control the timing and amount of any sales of shares to Cantor under the Purchase Agreement. Sales of shares, if any, to Cantor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Cantor all, some or none of the shares of Common Stock that may be available for us to sell to Cantor pursuant to the Purchase Agreement.

Because the purchase price per shares to be paid by Cantor for the shares of Common Stock that we may elect to sell to Cantor under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to Cantor pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to Cantor under the Purchase Agreement, the purchase price per share that Cantor will pay for shares of Common Stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Cantor under the Purchase Agreement.

Although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct Cantor to purchase shares of our Common Stock from us in one or more purchases under the Purchase Agreement, for a maximum aggregate purchase price of up to $50.0 million, only 15,000,000 shares of Common Stock are being registered for resale under the registration statement that includes this prospectus. However, because the market prices of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by Cantor for shares of our Common Stock that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate significantly based on the market price of our Common Stock.

Accordingly, if we decide to issue and sell to Cantor under the Purchase Agreement more than the 15,000,000 shares being registered for resale under this registration statement in order to receive additional proceeds (which we may elect to do, at our sole discretion, up to aggregate gross proceeds of $50.0 million), we must first file with the SEC one or more additional registration statements to register the resale under the Securities Act by Cantor of any such additional shares of Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective before we may elect to sell any such additional shares to Cantor under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 15,000,000 shares being registered for resale by Cantor under this prospectus could cause additional substantial dilution to our shareholders. The number of shares of Common Stock ultimately offered for sale by Cantor is dependent upon the number of shares, if any, we ultimately elect to sell to Cantor under the Purchase Agreement. However, even if we elect to sell shares of Common Stock to Cantor pursuant to the Purchase Agreement, Cantor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

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A substantial number of shares of our Common Stock may be sold in this offering, which could cause the price of our common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock on the Nasdaq Global Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our Common Stock.

Investors who buy shares of Common Stock from the Holder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, to vary the timing, price and number of shares sold to Cantor. If and when we elect to sell shares of Common Stock to Cantor pursuant to the Purchase Agreement, after Cantor has acquired such shares, Cantor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from Cantor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Cantor in this offering as a result of future sales made by us to Cantor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Cantor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Cantor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, and sales and marketing activities. We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we may require additional funds to:

●	continue our research and development;
●	pursue clinical trials;
●	commercialize our products and services;
●	achieve market acceptance of our products and services;
●	expand our sales, marketing, and distribution capabilities for our products and services;
●	protect our intellectual property rights or defend, in litigation or otherwise, any claims we infringe third-party patents or other intellectual property rights;
●	invest in businesses, products and technologies, although we currently have no commitments or agreements relating to do so; and
●	otherwise fund our operations.

If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

We expect to need to raise additional capital beyond the Facility through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that such additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

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We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

For example, on May 31, 2022, the price of our common stock closed at $2.10 per share. In the last six months, between December 1, 2021 and May 31, 2022, the intra-day sales price of our common stock fluctuated between a reported low sale price of $1.79 and a reported high sales price of $7.98. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us.

The market price for our common stock may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;
●	speculation in the press or investment community about our company or industry;
●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;
●	the performance, safety and side effects of any products we may develop;
●	the success of competitive products or technologies;
●	results of clinical studies of any products we may develop or those of our competitors;
●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;
●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;
●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	the success of our efforts to acquire or in-license additional products or other products we may develop;
●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;
●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	the recruitment or departure of key personnel;
●	changes in the structure of healthcare payment systems;
●	market conditions in the medical device, pharmaceutical and biotechnology sectors;
●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;
●	trading volume of our common stock;

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●	sales of our common stock by us or our stockholders;
●	general economic, industry and market conditions; and
●	the other risks described and incorporated by reference in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

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THE COMMITTED EQUITY FINANCING

On March 28, 2022, we entered into the Purchase Agreement with Cantor establishing a committed equity facility (the “Facility”). Upon the initial satisfaction of the conditions to Cantor’s obligation to purchase Shares set forth in the Purchase Agreement (the “Commencement Date”), including that the registration statement of which this prospectus forms a part is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we have the right from time to time at our option to direct Cantor to purchase shares of our Common Stock, up to a maximum aggregate purchase price of $50.0 million.

Sales of shares of our Common Stock to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such shares. The net proceeds from any sales under the Facility will depend on the frequency with, and prices at, which the shares of Common Stock are sold to Cantor.

In connection with the execution of the Purchase Agreement, the Company paid Cantor $1,000,000 as consideration for its irrevocable commitment to purchase the Shares upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. In addition, pursuant to the Purchase Agreement, the Company agreed to reimburse Cantor for certain of its expenses. Unless earlier terminated, the Purchase Agreement will remain in effect until the first day of the month next following the 36-month period commencing on the date of this prospectus.

Under applicable Nasdaq rules, in no event may we issue to Cantor more than 19.99% of the total number of shares of our Common Stock that were outstanding immediately prior to the execution of the Purchase Agreement, unless we obtain prior shareholder approval (the “Exchange Cap”). We intend to submit a proposal to approve the issuance of shares under the Facility to our stockholders at our annual meeting of stockholders scheduled to be held on June 21, 2022. If the proposal is approved, the Exchange Cap will cease to apply.

In addition, Cantor is not obligated to buy any shares of Common Stock under the Purchase Agreement if such shares, when aggregated with all other shares of Common Stock then beneficially owned by Cantor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Cantor beneficially owning shares in excess of 4.99% of our outstanding shares of Common Stock (the “Beneficial Ownership Cap”).

We also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Cantor, pursuant to which we filed the registration statement of which this prospectus forms a part.

The Purchase Agreement contains customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

VWAP Purchase of Shares Under the Purchase Agreement

From and after the Commencement Date, subject to certain conditions, we will have the right, but not the obligation, from time to time at our sole discretion, until the first day of the month next following the 36-month period from the Commencement Date, to direct Cantor to purchase up to a specified maximum amount of shares of our Common Stock (each such purchase, a “VWAP Purchase”) by delivering written notice to Cantor (such notice, a “VWAP Purchase Notice”) on any trading day (the “VWAP Purchase Date”), so long as all shares of Common Stock subject to all prior VWAP Purchases by Cantor have previously been delivered to Cantor.

The maximum number of shares of Common Stock that Cantor is required to purchase in any single VWAP Purchase under the Purchase Agreement is equal to the least of: (i) a number of shares of Common Stock which, when aggregated with all other shares then beneficially owned by Cantor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Cantor beneficially owning shares of Common Stock equal to (but not exceeding) the Beneficial Ownership Cap; (ii) a number of shares of Common Stock equal to 20% of the total number (or volume) of shares of Common Stock traded on Nasdaq during normal trading hours on the applicable VWAP Purchase Date; and (iii) the Company’s good faith estimate of the number of number of shares that Cantor will have the obligation to buy pursuant to the VWAP Purchase Notice.

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The purchase price purchase price per share to be purchased by Cantor in such VWAP Purchase on such VWAP Purchase Date equal to 96.0% of the VWAP over normal trading hours on such VWAP Purchase Date for such VWAP Purchase (the “VWAP Purchase Price”). Notwithstanding anything in this Agreement to the contrary, on any trading day on which we deliver, and Cantor accepts, a VWAP Purchase Notice for a percentage in excess of 20%, the VWAP Purchase Price shall be calculated using the lower of (i) the VWAP over normal trading hours on such VWAP Purchase Date; and (ii) the lowest Sale Price in any block sold on such Trading Day following the delivery and acceptance of such VWAP Purchase Notice for a percentage in excess of 20%. “VWAP” is defined as, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Principal Market, for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

At or prior to 5:30 p.m., New York City time, on the applicable VWAP Purchase Date, Cantor will provide us with a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Price per share to be paid by Cantor and the total aggregate VWAP Purchase Price to be paid by Cantor for the total number of shares of our Common Stock purchased by Cantor in such VWAP Purchase.

The payment for, against delivery of, shares of Common Stock purchased by Cantor in a VWAP Purchase under the Purchase Agreement is required to be fully settled by 5:00 p.m., New York City time, on the second trading day immediately following the applicable date of such VWAP Purchase Date, as set forth in the Purchase Agreement.

Conditions Precedent to Commencement and Each VWAP Purchase

Cantor’s obligation to accept VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in VWAP Purchases under the Purchase Agreement, are subject to the satisfaction, at the official open of trading on the VWAP Purchase Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

●	the accuracy (in all material respects, if not qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement)) of the representations and warranties of the Company and Cantor included in the Purchase Agreement;
●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;
●	neither Cantor nor any affiliate of Cantor, in the prior 30 calendar days, having published or distributed any research report concerning us;
●	the registration statement of which this prospectus forms a part having been declared effective under the Securities Act by the SEC and not being subject to any stop order, and Cantor being permitted to utilize this prospectus to resell all of the shares of our Common Stock included in this prospectus;
●	none of the following having occurred and being in continuance: the receipt of certain requests from governmental authorities relating to the registration statement; the issuance of certain orders by governmental authorities relating to the registration statement; any objection from FINRA to the terms of the transactions contemplated by the Purchase Agreement; or the occurrence any event or the existence of any condition or state of facts which makes any statement of a material fact made in the registration statement or this prospectus untrue or which requires the making of any additions to or changes to the statements then made in the registration statement or this prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the registration statement or this prospectus to comply with the Securities Act or any other law;
●	all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act having been filed with the SEC;

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●	trading in the Common Stock having not been suspended by the SEC, Nasdaq or the FINRA, and our having not received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq shall be terminated on a date certain, subject to certain limited exceptions; and
●	the receipt by Cantor of customary legal opinions and auditor comfort letters, and customary bring-down legal opinions and auditor comfort letters, as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 36-month anniversary of the date of this prospectus;
●	the date on which Cantor shall have purchased shares of our Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $50.0 million;
●	the date on which our Common Stock shall have failed to be listed or quoted on Nasdaq or any alternative market; and
●	the date on which we commence a voluntary bankruptcy case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of its creditors.

Pursuant to the Purchase Agreement, we may terminate this Agreement after the Commencement Date effective upon three trading days’ prior written notice to Cantor in accordance with the Purchase Agreement.

This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Cantor shall have the right to terminate this Agreement effective upon three trading days’ prior written notice to us, which notice shall be made in accordance with the Purchase Agreement, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction (as defined in the Purchase Agreement) shall have occurred; (c) we are in breach or default in any material respect of any of its covenants and agreements in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 trading days after notice of such breach or default is delivered to us; (d) while the registration statement of which this prospectus forms a part is required to be maintained effective pursuant to the Registration Rights Agreement and Cantor holds any securities required to be registered pursuant to the Registration Rights Agreement, the effectiveness of the registration statement lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or the registration statement or this prospectus otherwise becomes unavailable to Cantor for the resale of all of the securities required to be registered, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of Cantor; (e) trading in the Common Stock on Nasdaq shall have been suspended and such suspension continues for a period of five consecutive trading days; or (f) we are in material breach or default of any of our covenants and agreements contained in the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 15 trading days after notice of such breach or default is delivered to us.

No Short-Selling or Hedging by Cantor

Subject to the terms of the Purchase Agreement, Cantor has agreed that, during the term of the Purchase Agreement, neither it nor any entity managed or controlled by it, will engage in or effect, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or hedging transaction, which establishes a net short position with respect to the Common Stock.

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Prohibition on Similar Transactions

We have agreed not effect or enter into an agreement to effect an “equity line of credit,” “at the market offering,” “equity distribution program” or any similar transaction whereby we may issue or sell Common Stock or Common Stock equivalents at a future determined price, other than in connection with certain exempt issuances.

Effect of Sales of Our Shares under the Purchase Agreement on Our Shareholders

The shares of Common Stock being registered for resale in this offering may be issued and sold by us to Cantor from time to time at our discretion over a period until the first day of the month next following the 36-month anniversary of the date of this prospectus, unless the Purchase Agreement is earlier terminated as described above. The resale by Cantor of a significant number of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of shares of our Common Stock, if any, to Cantor under the Purchase Agreement will be determined by us in our sole discretion and will depend upon market conditions and other factors. We may ultimately decide to sell to Cantor all, some or none of the shares of our Common Stock that may be available for us to sell to Cantor pursuant to the Purchase Agreement. If and when we elect to sell shares of our Common Stock to Cantor pursuant to the Purchase Agreement, Cantor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Cantor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors—Risks Related to the Committed Equity Financing—Investors who buy shares of our Common Stock from Cantor at different times will likely pay different prices.”

Investors may experience a decline in the value of the shares they purchase from Cantor in this offering as a result of future sales made by us to Cantor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Common Stock to Cantor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Cantor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by Cantor for the shares of our Common Stock that we may elect to sell to Cantor under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable period for each VWAP Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares that we will sell to Cantor under the Purchase Agreement, the actual purchase price per share to be paid by Cantor for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of May 31, 2022, 38,138,036 shares of our Common Stock are issued and outstanding. Although the Purchase Agreement provides that we may sell up to an aggregate gross purchase price of $50.0 million in shares of our Common Stock to Cantor, only 15,000,000 shares are being registered for resale under the registration statement that includes this prospectus.

If all of the 15,000,000 shares of our Common Stock offered for resale by Cantor under this prospectus were issued and outstanding as of May 31, 2022, such shares would represent approximately 28.2% of the total number of our Common Stock outstanding.

If we decide to issue and sell to Cantor under the Purchase Agreement more than the 15,000,000 shares of our Common Stock that are being offered for resale under this prospectus, which we may elect to do, at our sole discretion, up to aggregate gross proceeds under the Facility of $50.0 million, in order to receive additional proceeds we must first file with the SEC one or more additional registration statements to register the resale under the Securities Act by Cantor of any such additional shares we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any such additional shares to Cantor under the Purchase Agreement. The number of shares of our Common Stock ultimately offered for sale by Cantor for resale under this prospectus in order to receive or under any future prospectus is dependent upon the number of shares, if any, we ultimately sell to Cantor under the Purchase Agreement. Further, if and when we elect to sell shares of our Common Stock to Cantor pursuant to the Purchase Agreement, after Cantor has acquired such shares, Cantor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices.

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The issuance of our shares of our Common Stock to Cantor pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of shares that our existing shareholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Common Stock after any such issuance.

The following table sets forth information at varying purchase prices assuming we sell to Cantor under the Purchase Agreement the lesser of (i) the maximum number of shares of our Common Stock offered by this prospectus and (ii) the maximum number of shares of our Common Stock that we may sell to Cantor that results in the sale of shares with an aggregate purchase price of $50.0 million:

Assumed Trading Price of Shares		Number of Shares Sold Under the Facility(1)	Percentage of Outstanding Common Stock After Giving Effect to Issuances to Cantor(2)	Aggregate Purchase Price for Common Stock Sold Under the Facility(3)
$1.50		15,000,000	28.2%	$21,600,000
$2.10	(4)	15,000,000	28.2%	$30,240,000
$2.50		15,000,000	28.2%	$36,000,000
$3.00		15,000,000	28.2%	$43,200,000
$3.50		14,285,714	27.3%	$50,000,000

(1)	The number of shares of our Common Stock offered by this prospectus may not cover all the shares we ultimately may sell to Cantor under the Purchase Agreement, depending on the purchase price per share of such sales. We have included in this column only those shares being offered for resale by Cantor under this prospectus, without regard to the Beneficial Ownership Cap or the Exchange Cap. The assumed average purchase prices are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of our Common Stock.

(2)	The denominator used to calculate the percentages in this column is based on 38,138,036 shares of our Common Stock outstanding as of May 31, 2022, adjusted to include the shares issued and sold to the Holder under the Facility.

(3)	Purchase prices represent the illustrative aggregate purchase price to be received from the sale of all of the shares of our Common Stock issued and sold to the Holder under the Facility as set forth in the second column, multiplied by the VWAP Purchase Price, assuming for illustrative purposes that the VWAP Purchase Price is equal to 96.0% of the assumed trading price of Common Stock listed in the first column.

(4)	Represents the closing price of our Common Stock on Nasdaq on May 31, 2022.

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USE OF PROCEEDS

Any sales of shares of Common Stock by the Holder pursuant to this prospectus will be solely for the Holder’s account. The Company will not receive any proceeds from any such sales. However, we may receive up to $50.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of shares of our Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the Shares are sold to Cantor. The Company expects to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes. See “Plan of Distribution (Conflict of Interest)” and “The Committed Equity Financing” elsewhere in this prospectus for more information.

We intend to use any proceeds from the Facility for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. See “Risk Factors—Risks Related to the Committed Equity Financing—We may use proceeds from sales of shares of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”

The Holder will pay any underwriting fees, discounts and selling commissions incurred by such Holder in connection with any sale of their shares. We will also engage             to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Holder. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

The Common Stock is currently listed on the Nasdaq Global Market under the symbol “LUCD.”

Holders

As of May 31, 2022, there were 15 holders of record of our Common Stock. We believe our Common Stock is held by over 4,200 beneficial holders.

Dividend Policy

We have not declared or paid any dividends on our Common Stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

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SELLING HOLDER

This prospectus relates to the possible offer and resale from time to time by the Holder of up to 15,000,000 shares of our Common Stock that may be issued by us to the Holder pursuant to the Purchase Agreement. For additional information regarding the issuance of the shares to be offered by the Holder included in this prospectus, see “Committed Equity Financing” above. We are registering the shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement in order to permit the Holder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, the Holder has not had any material relationship with us or any of our affiliates within the past three years. All of the data in the following table is as of May 31, 2022.

The following tables was prepared based on information provided to us by the Holder. It sets forth the name and address of the Holder, the aggregate number of shares of our Common Stock that the Holder may offer pursuant to this prospectus, and the beneficial ownership of the Holder both before and after giving effect to the offering, assuming we sell to the Holder all of the 15,000,000 shares covered by this prospectus. We have calculated percentage ownership based on 38,138,036 shares of our Common Stock outstanding as of May 31, 2022.

We cannot advise you as to whether the Holder will in fact sell any or all of the securities set forth in the table below or how long the Holder will hold any shares before selling them. In addition, subject to compliance with applicable securities laws, the Holder may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. Because the purchase price of the shares that may be issued under the Purchase Agreement is determined on each purchase date with respect to each purchase, the number of shares that we may actually sell to the Holder under the Purchase Agreement may be fewer than or more than the number of shares being offered by this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Holder will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Beneficial Ownership Before the Offering		Maximum Number of Shares which may be offered pursuant to this Offering	Beneficial Ownership After Offering
Name and Address of Holder	Number of Shares(1)%		Number of Shares	Number of Shares	%
CF Principal Investments LLC(2)	—	0%	15,000,000	—	—

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Holder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Holder’s control, including the registration statement becoming and remaining effective. Furthermore, the purchases of shares of our Common Stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares to the Holder to the extent such shares, when aggregated with all other shares then beneficially owned by Cantor, would cause Cantor’s beneficial ownership of shares of our Common Stock to exceed the Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares under the Purchase Agreement in excess of the Exchange Cap, unless we obtain shareholder approval to do so. Neither the Beneficial Ownership Cap, nor the Exchange Cap may be amended or waived under the Purchase Agreement

(2)	CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor Fitzgerald, L.P. (“CFLP”) and directly or indirectly controls the managing general partner of Cantor Fitzgerald Securities (“CFS”), the sole member of Cantor. Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. CFLP, indirectly, holds a majority of the ownership interests in CFS, and therefore also indirectly, Cantor. As such, each of CFLP, CFGM, CFS and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by Cantor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The foregoing should not be construed in and of itself as an admission by any of CFLP, CFGM, CFS or Mr. Lutnick as to beneficial ownership of the securities beneficially owned, directly, Cantor. The business address of Cantor is 110 East 59th Street, New York, NY 10022.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We are registering the resale by the Holder of 15,000,000 shares of our Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Holder. However, we may receive up to $50.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our shares of our Common Stock to the Holder pursuant to the Purchase Agreement after the date of this prospectus. The aggregate proceeds to the Holder will be the purchase price of the securities less any discounts and commissions borne by the Holder.

The shares beneficially owned by the Holder covered by this prospectus may be offered and sold from time to time by the Holder. The term “Holder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Holder as a gift, pledge, partnership distribution or other transfer. The Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale by the Holder. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Holder may sell its shares of our Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market LLC;
●	through trading plans entered into by a Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	to or through underwriters or broker-dealers;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Holder under this prospectus.

The Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Holder has informed us that it intends to use one or more registered broker-dealers (one of which is an affiliate of the Holder) to effectuate all sales, if any, of shares of our Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Holder has informed us that each such broker-dealer (excluding any broker-dealer that is an affiliate of the Holder), may receive commissions from the Holder for executing such sales for the Holder and, if so, such commissions will not exceed customary brokerage commissions.

As consideration for its irrevocable commitment to, at our request, purchase shares of our Common Stock under the Purchase Agreement, we issued the Commitment Fee Shares to Cantor upon execution of the Purchase Agreement. In addition, pursuant to the Purchase Agreement we have agreed to pay the Usage Fees to the Holder as such fees become payable under the terms of the Purchase Agreement. Further, we also have agreed to reimburse Cantor up to $75,000 for the fees and disbursements of its counsel in connection with the transactions contemplated by the Purchase Agreement and up to $25,000 per fiscal quarter thereafter in connection with the Holder’s ongoing due diligence review.

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We also have agreed to indemnify the Holder and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Holder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Holder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of our Common Stock in the course of hedging the positions they assume with Holder. The Holder may also sell shares of our Common Stock short and redeliver the shares to close out such short positions, subject to restrictions described above under “The Committed Equity Financing—No Short-Selling or Hedging by Cantor.” The Holder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker- dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Holder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Holder or borrowed from the Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Holder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Holder in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Holder and its affiliates. In addition, we will make copies of this prospectus available to the Holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Except as described below, we know of no existing arrangements between the Holder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.

Conflict of Interest

The Holder is an affiliate of CF&CO, a FINRA member which will act as an executing broker for the sale of shares of our Common Stock to the public in this offering. Because the Holder will receive all the net proceeds from sales of shares made to the public through CF&CO, CF&CO is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by FINRA participate in the preparation of the registration statement and exercise the usual standard of “due diligence” with respect to such document. We have engaged             , to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. Cantor has agreed to pay             a fee of $             upon the completion of this offering in consideration for its services and expenses as the qualified independent underwriter.             will receive no other compensation. In accordance with Rule 5121 CF&CO is not permitted to sell shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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LEGAL MATTERS

Graubard Miller have passed upon the validity of the Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Lucid Diagnostics, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus and Registration Statement from our Annual Report of Form 10-K for the year ended December 31, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at http://www.sec.gov. We also maintain a website at http://www.luciddx.com. Through our website at https://ir.luciddx.com/sec-filings, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus or in a document previously incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (iii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement until all of the securities are sold or we deregister all securities then remaining unsold:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on April 6, 2022);
●	our Quarterly Report on Forms 10-Q for the fiscal quarter ended March 31, 2022 (filed on May 16, 2022);
●	our Current Reports on Form 8-K dated January 17, 2022 (filed on January 20, 2022), February 25, 2022 (filed on March 3, 2022), March 18, 2022 (filed on March 23, 2022), and March 28, 2022 (filed on April 1, 2022);
●	our definitive proxy statement on Schedule 14A dated May 2, 2022, to be used in connection with the annual meeting of shareholders to be held on June 21, 2022; and
●	our Form 8-A effective on October 13, 2021, registering our Common Stock under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of securities filed as an exhibit to our most recent Annual Report on Form 10-K.

Notwithstanding the foregoing, any documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this prospectus.

We will furnish, without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference (without such documents’ exhibits). Requests should be directed to, Lucid Diagnostics Inc., One Grand Central Place, Suite 4600, New York, NY 10165, telephone number (212) 949-4319, Attention: Secretary.

We maintain an Internet site at http://www.luciddx.com, where the documents that are incorporated by reference may be found. See “Where You Can Find More Information” above. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

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15,000,000 Shares of Common Stock

LUCID DIAGNOSTICS INC.

PROSPECTUS

               , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$2,503
FINRA fee	$4,550
Legal fees and expenses	$30,000
Accounting fees and expenses	$30,000
Miscellaneous	$5,000
Total	$72,053

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Holder, however, will bear all commissions and other amounts, if any, attributable to its sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA fee.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, relating to indemnification our officers, directors, employees and agents, provides as follows:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

“(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

“(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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“(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

“(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

“(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

“(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

“(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

“(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

“(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

“(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

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Our amended and restated certificate of incorporation provide that all persons whom we have the power to indemnify under Delaware law, including our directors and officers, shall be entitled to be indemnified by us to the fullest extent permitted by Delaware law. Paragraph B of Article Seventh of our certificate of incorporation provides as follows:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Furthermore, our bylaws provide for (i) indemnification of any person party to or threatened to be made party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (ii) payment or reimbursement by us of expenses incurred by any current or former officer or director in advance of the final disposition of any such action, suit or proceeding; and (iii) our power to purchase insurance to protect any person who is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, we have entered into, and intend to continue to enter into, indemnification agreements with our directors and officers. Additionally, in accordance with our bylaws, we have acquired directors’ and officers’ insurance.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, in addition to the offer and sale of shares of our Common Stock to Cantor pursuant to the Purchase Agreement, we sold the following shares of Common Stock without registration under the Securities Act:

On June 1, 2021, we issued a $22.4 million convertible promissory note to PAVmed (the “Convertible Note”) in exchange for the cancellation of $22.4 million payable by us to PAVmed related to working capital advances and earned, but unpaid, management services fees. The Convertible Note had a maturity date of May 18, 2028, bore interest at a rate of 7.875% per annum and was convertible at the holder’s option into shares of our Common Stock at a conversion price of $1.42 per share, after adjustment for the 1.411-for-1 stock split completed on October 6, 2021. As of October 15, 2021, PAVmed converted the outstanding principal amount of the Convertible Note into 15,803,200 shares of our Common Stock. The securities described in this paragraph were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On February 25, 2022, together with our wholly owned subsidiary, LucidDx Labs Inc. (“LucidDx Labs”), we entered into an asset purchase agreement (the “APA”) with ResearchDx, Inc. (“RDx”), and simultaneously closed the transactions contemplated by the APA (the “Transactions”). Under the APA, LucidDx Labs acquired certain licenses and other related assets necessary to operate a CLIA-certified, CAP-accredited clinical laboratory. As part of the consideration payable under the APA, subject to certain conditions, LucidDx Labs will pay up to $3,000,000 in cash or, in LucidDx Labs’ sole discretion, newly issued shares of our Common Stock, in quarterly installments of $250,000, pursuant to the terms of an earnout during the 36-month period commencing on February 25, 2022. The shares of our Common Stock will be valued at fair market value as determined in accordance with the APA. In no event will the aggregate amount of our Common Stock issued pursuant to the APA exceed 19.99% of our issued and outstanding Common Stock as of February 25, 2022. The securities described in this paragraph are being issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

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In addition, during the past three years, we issued the following shares of our Common Stock to current and former directors, officers, employees and consultants of ours, under the exemption from registration for benefit plans and contracts relating to compensation as provided under Rule 701 under the Securities Act: (i) 4,703 shares of our Common Stock upon the exercise of stock options and (ii) 1,947,795 shares of our Common Stock subject to restricted stock awards (of which 7,055 shares were subsequently forfeited), in each case after adjustment for the 1.411-for-1 stock split completed on October 6, 2021. The foregoing amounts do not include shares issued and issuable in connection with stock options and restricted stock awards that are registered under our registration statement on Form S-8 (File No. 333-261807).

Item 16.	Exhibits.

		Incorporation by Reference
Exhibit No.	Description	Form	Exhibit No.	Date
2.1‡	Asset Purchase Agreement, dated as of February 25, 2022, by and among LucidDx Labs Inc., Lucid Diagnostics Inc. and ResearchDx, Inc.	8-K	2.1	3/3/22
3.1	Amended and Restated Certificate of Incorporation	S-1/A	3.1	10/7/21
3.2	Amended and Restated Bylaws	S-1/A	3.2	10/7/21
4.1	Description of Registrant’s Securities	10-K	4.1	4/5/22
4.2	Common Stock Certificate	S-1/A	4.1	10/7/21
5.1	Opinion of Graubard Miller	*
10.1#	Lucid Diagnostics Inc. 2018 Long-Term Incentive Equity Plan.	S-1/A	10.1	10/8/21
10.2†	Amended and Restated License Agreement, dated as of August 23, 2021, by and between Case Western Reserve University and Lucid Diagnostics Inc.+	S-1/A	10.2	10/1/21
10.3	License Agreement, dated as of May 20, 2019, by and between PAVmed Inc. and Lucid Diagnostics Inc.+	S-1/A	10.3	10/1/21
10.4.1	Management Services Agreement, dated as of May 12, 2018, by and between PAVmed Inc. and Lucid Diagnostics Inc.+	S-1/A	10.4.1	10/7/21
10.4.2	Amendment to Management Services Agreement, dated as of March 1, 2019, by and between PAVmed Inc. and Lucid Diagnostics Inc.+	S-1/A	10.4.2	10/7/21
10.4.3	Second Amendment to Management Services Agreement, dated as of June 5, 2019, by and between PAVmed Inc. and Lucid Diagnostics Inc.+	S-1/A	10.4.3	10/7/21
10.4.4	Third Amendment to Management Services Agreement, dated as of July 20, 2020, by and between PAVmed Inc. and Lucid Diagnostics Inc.+	S-1/A	10.4.4	10/7/21
10.4.5	Fourth Amendment to Management Services Agreement, dated as of February 1, 2021, by and between PAVmed Inc. and Lucid Diagnostics Inc.+	S-1/A	10.4.5	10/7/21
10.5.1	Consulting Agreement, dated as of May 12, 2018, by and between Lucid Diagnostics Inc. and Sanford Markowitz, M.D.+	S-1/A	10.5.1	10/7/21
10.5.2	Renewed Consulting Agreement, dated as of May 12, 2021, by and between Lucid Diagnostics Inc. and Sanford Markowitz, M.D.+	S-1/A	10.5.2	10/7/21
10.6.1	Consulting Agreement, dated as of May 12, 2018, by and between Lucid Diagnostics Inc. and Amitabh Chak, M.D.+	S-1/A	10.6.1	10/7/21
10.6.2	Renewed Consulting Agreement, dated as of May 12, 2021, by and between Lucid Diagnostics Inc. and Amitabh Chak, M.D.+	S-1/A	10.6.2	10/7/21
10.7.1	Consulting Agreement, dated as of May 12, 2018, by and between Lucid Diagnostics Inc. and Joseph Willis, M.D.+	S-1/A	10.7.1	10/7/21
10.7.2	Renewed Consulting Agreement, dated as of May 12, 2021, by and between Lucid Diagnostics Inc. and Joseph Willis, M.D.+	S-1/A	10.7.2	10/7/21
10.8#	Form of Stock Option Agreement.	S-1/A	10.8	10/8/21
10.9#	Form of Indemnification Agreement.	S-1/A	10.9	10/8/21
10.10	Form of Lock-Up Agreement.+	S-1/A	10.10

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		Incorporation by Reference
Exhibit No.	Description	Form	Exhibit No.	Date
10.11	Quality & Manufacturing Master Services Agreement, dated as of September 1, 2021, by and between Coastline International, Inc. and Lucid Diagnostics Inc.+	S-1/A	10.11	10/1/21
10.12#	Form of Restricted Stock Agreement.	S-1/A	10.12	10/8/21
10.13#	Employment Agreement with Lishan Aklog, M.D.	8-K	10.1	1/20/22
10.14#	Employment Agreement with Dennis M. McGrath	8-K	10.2	1/20/22
10.15#	Employment Agreement with Shaun O’Neil.	8-K	10.1	3/23/22
10.16	Management Services Agreement, dated as of February 25, 2022, by and among LucidDx Labs Inc. and ResearchDx, Inc.	8-K	10.1	3/3/22
10.17.1‡	Common Stock Purchase Agreement, dated as of March 28, 2022, by and between CF Principal Investments LLC and Lucid Diagnostics Inc.	8-K	10.1	4/1/22
10.17.2‡	Registration Rights Agreement, dated as of March 28, 2022, by and between CF Principal Investments LLC and Lucid Diagnostics Inc.	8-K	10.2	4/1/22
10.18#	Lucid Diagnostics Inc. Employee Stock Purchase Plan	S-8	10.1	3/15/22
21.1	List of Subsidiaries	10-K	21.1	4/5/22
23.1	Consent of Marcum LLP	*
23.2	Consent of Graubard Miller (included in Exhibit 5.1)	*
24.1	Power of Attorney (including on signature page)	*
101	Inline XBRL Document Set for the consolidated financial statements and accompanying notes in Part II, Item 8, “Financial Statements and Supplementary Data” of the registrant’s Annual Report on Form 10-K.	10-K	101	4/5/22
104	Inline XBRL for the cover page of this Registration Statement on Form S-1.	*
107	Filing fee table	*

*	Filed herewith.
#	Indicates management contract or compensatory plan.
†	Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
‡	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That: Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on June 16, 2022.

LUCID DIAGNOSTICS INC.

By:	/s/ Lishan Aklog, M.D.
Name:	Lishan Aklog, M.D.
Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chairman of the Board and Chief Executive Officer	June 16, 2022
	Lishan Aklog, M.D.	(Principal Executive Officer)

By:	/s/ Dennis M. McGrath	President and Chief Financial Officer (Principal	June 16, 2022
	Dennis M. McGrath	Financial and Accounting Officer)

By:	/s/ Stanley N. Lapidus	Vice Chairman and Director	June 16, 2022
Stanley N. Lapidus

By:	/s/ Aster Angagaw	Director	June 16, 2022
Aster Angagaw

By:	/s/ James L. Cox, M.D.	Director	June 16, 2022
James L. Cox, M.D.

By:	/s/ Jacque J. Sokolov, M.D.	Director	June 16, 2022
Jacque J. Sokolov, M.D.

By:	/s/ Ronald M. Sparks	Director	June 16, 2022
Ronald M. Sparks

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